As filed with the Securities and Exchange Commission on February 17, 2016

File No. 001-36854

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

Gaia, Inc.

(Exact name of registrant as specified in its charter)

Colorado	20-8246004
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification number)

833 West South Boulder Road Louisville, Colorado	80027-2452
(Address of principal executive offices)	(Zip Code)

(303) 222-3997

(Registrant’s telephone number, including area code)

Copies to:

Rikard Lundberg

Kristin Macdonald

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Class A Common Stock, par value $0.0001 per share	Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Our Relationship with Gaiam, Inc. After the Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business” of the Information Statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Description of Property” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the sections “Our Relationship with Gaiam, Inc. After the Spin-Off” and “Management” of the Information Statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Management—Committees of the Board of Directors,” “Director Compensation” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Risk Factors—Risks Relating to Separating GTV from Gaiam, Inc.—After the spin-off, certain of our directors may have actual or potential conflicts of interest because of their ongoing employment by or relationships with the Gaiam, Inc.,” “Our Relationship with Gaiam, Inc. After the Spin-Off,” “Management—Structure of the Board of Directors and Director Independence,” “Management—Committees of the Board of Directors” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

The information required by this item is contained under the sections “Questions and Answers about the Spin-Off,” “Risk Factors,” “The Spin-Off,” “Executive Compensation—Securities Authorized for Issuance Under Equity Compensation Plans” and “Description of Our Capital Stock—Listing” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

None.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the section “Description of Our Capital Stock” of the Information Statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements. The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Consolidated Financial Statements,” and “Index to Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

(b) Exhibits. The following documents are filed as exhibits hereto

Exhibit Number	Description

2.1	Form of Reorganization Agreement by and between Gaiam, Inc. and Gaia, Inc.**

3.1	Amended and Restated Articles of Incorporation of Gaia, Inc.

3.2	Amended and Restated Bylaws of Gaia, Inc.

4.1	Form of Gaia, Inc. Class A Common Stock Certificate*

4.2	Form of Gaia, Inc. Class B Common Stock Certificate*

10.1	Form of Transitional Operating Agreement by and between Gaiam, Inc. and Gaia, Inc.

10.2	Form of Assignment of SVOD Rights in AV Works Owned by Gaiam Brand, by and among Gaiam, Inc., Gaiam Americas, Inc. and Gaia, Inc.

10.3	Form of Sub-License Agreement of SVOD Rights in AV Works Under License Gaiam Brand, by and among Gaiam, Inc., Gaiam Americas, Inc. and Gaia, Inc.

10.4	Trademark License and Domain Name Agreement, by and among Gaiam, Inc., Gaiam Americas, Inc. and Gaia, Inc.

10.5	Assignment and Contribution Agreement by and among Gaiam, Inc., Gaia, Inc. and Boulder Road LLC**

10.6	Lease Agreement by and between Boulder Road LLC and Gaiam Americas, Inc.**

10.7	Amendment No. 1 to Lease Agreement by and between Boulder Road LLC and Gaiam Americas, Inc.**

10.8	Gaia, Inc. Long-Term Deferred Compensation Plan**

10.9	Form of Gaia, Inc. Restricted Stock Unit Awards Agreement**

10.10	Gaia, Inc. 2015 Long-Term Incentive Plan**

10.11	Amendment No. 1 to Gaia, Inc. Long-Term Deferred Compensation Plan

10.12	Second Amendment to Lease Agreement by and between and Boulder Road LLC and Gaiam Americas, Inc.

21.1	Subsidiaries of Gaia, Inc.**

99.1	Information Statement of Gaia, Inc.

*	To be filed by amendment.
**	Previously Filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Gaia, Inc.

By:	/s/ Jirka Rysavy
Name:	Jirka Rysavy
Title:	Chief Executive Officer

Date: February 17, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Form of Reorganization Agreement by and between Gaiam, Inc. and Gaia, Inc.**

3.1	Amended and Restated Articles of Incorporation of Gaia, Inc.

3.2	Amended and Restated Bylaws of Gaia, Inc.

4.1	Form of Gaia, Inc. Class A Common Stock Certificate*

4.2	Form of Gaia, Inc. Class B Common Stock Certificate*

10.1	Form of Transitional Operating Agreement by and between Gaiam, Inc. and Gaia, Inc.

10.2	Form of Assignment of SVOD Rights in AV Works Owned by Gaiam Brand, by and among Gaiam, Inc., Gaiam Americas, Inc. and Gaia, Inc.

10.3	Form of Sub-License Agreement of SVOD Rights in AV Works Under License Gaiam Brand, by and among Gaiam, Inc., Gaiam Americas, Inc. and Gaia, Inc.

10.4	Trademark License and Domain Name Agreement, by and among Gaiam, Inc., Gaiam Americas, Inc. and Gaia, Inc.

10.5	Assignment and Contribution Agreement by and among Gaiam, Inc., Gaia, Inc. and Boulder Road LLC**

10.6	Lease Agreement by and between Boulder Road LLC and Gaiam Americas, Inc.**

10.7	Amendment No. 1 to Lease Agreement by and between Boulder Road LLC and Gaiam Americas, Inc.**

10.8	Gaia, Inc. Long-Term Deferred Compensation Plan**

10.9	Form of Gaia, Inc. Restricted Stock Unit Awards Agreement**

10.10	Gaia, Inc. 2015 Long-Term Incentive Plan**

10.11	Amendment No. 1 to Gaia, Inc. Long-Term Deferred Compensation Plan

10.12	Second Amendment to Lease Agreement by and between and Boulder Road LLC and Gaiam Americas, Inc.

21.1	Subsidiaries of Gaia, Inc.**

99.1	Information Statement of Gaia, Inc.

*	To be filed by amendment.
**	Previously Filed